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                                                                    Exhibit 10.2

                               AMENDMENT NO. 2 TO
                              EMPLOYMENT AGREEMENT

     This Amendment No. 2 (the "Amendment") to that certain Employment Agreement (the "Agreement") between Notify Technology Corporation (the "Company") and Paul DePond (the "Employee") dated as of August 1, 1997 and as amended on February 23, 2000 is made as of June 29, 2001.

     In consideration of good and valuable consideration, the receipt of which is hereby acknowledged, the Company and Employee agree as follows:

     1.  Section 3(e) of the Agreement shall be deleted in its entirety.

     2. Section 4(a) of the Agreement shall be amended so that it reads in its entirety as follows:

     "(a) Termination Following A Change of Control. If the Employee's
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employment with the Company terminates at any time within twenty-four (24)
months after a Change of Control, then, subject to Section 5, the Employee shall be entitled to receive severance benefits as follows:

          (i) Involuntary Termination. If the Employee's employment terminates
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as a result of an Involuntary Termination (as defined in Section 8) other than for Cause (as defined in Section 8), then the Employee shall be entitled to receive a continuation of the Employee's Base Compensation for a period equal to twelve (12) months.

          (ii) Voluntary Resignation; Termination for Cause. If the - Employee
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voluntarily terminates employment with the Company, other than as a result of an
Involuntary Termination, or if the Employee is terminated for Cause, then the Employee shall not be entitled to receive severance or other benefits.

          (iii) Disability; Death. If the Company terminates the Employee's
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employment as a result of the Employee's Disability, or such Employee's employment is terminated due to the death of the Employee, then the Employee shall not be entitled to receive severance or other benefits except those (if any) as may then be established under the Company's then existing severance and benefits plans and policies at the time of such Disability or death."

     This Amendment has been executed effective as of the first date set forth above.

NOTIFY TECHNOLOGY CORPORATION                    EMPLOYEE



 /s/ Paul DePond                                 /s/  Paul DePond
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Paul DePond, Chief Executive Officer             Paul DePond